UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2011
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURE

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders of Visteon Corporation (the “Company”) was held on June 9, 2011.
(b) At the annual meeting, the stockholders elected the Company’s eight nominees for director to serve for a one-year term beginning at the 2011 annual meeting and expiring at the 2012 annual meeting of stockholders. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The final voting results are set forth below.
     (1) Election of directors (plurality voting):

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Duncan H. Cocroft	33,409,394	794,716	5,027,701
Philippe Guillemot	28,493,353	5,710,757	5,027,701
Herbert L. Henkel	28,422,775	5,781,335	5,027,701
Mark T. Hogan	28,422,780	5,781,330	5,027,701
Jeffrey D. Jones	28,302,516	5,901,594	5,027,701
Karl J. Krapek	16,601,401	17,602,709	5,027,701
Timothy D. Leuliette	33,867,940	336,170	5,027,701
Donald J. Stebbins	30,206,683	3,997,427	5,027,701
     (2) Ratification of the appointment of PricewaterhouseCoopers LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
37,020,291	96,080	2,115,440	N/A

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: June 13, 2011	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel